Exhibit 10.1

LADDER CAPITAL CORP

2023 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Ladder Capital Corp 2023 Omnibus Incentive Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling the Company to offer Eligible Individuals cash and stock-based incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Article XV, and shall supersede and replace in its entirety the Ladder Capital Corp 2014 Omnibus Incentive Plan (the “Prior Plan”), subject to approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware; provided, that any outstanding awards granted under the Prior Plan shall continue to be governed by, and subject to, the terms of the applicable award agreement and the Prior Plan.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” means each of the following: (a) any Subsidiary; (b) any Parent; (c) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is directly or indirectly controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; (d) any trade or business (including, without limitation, a partnership or limited liability company) which directly or indirectly controls fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) of the Company; and (e) any other entity in which the Company or any of its Affiliates has a material equity interest and which is designated as an “Affiliate” by resolution of the Committee; provided that, unless otherwise determined by the Committee, the Shares subject to any Award constitutes “service recipient stock” for purposes of Section 409A of the Code or otherwise does not subject the Award to Section 409A of the Code.

2.2 “Applicable Law” means the requirements relating to the administration of equity-based awards and the related shares under U.S. state corporate law, U.S. federal and state securities laws, the rules of any stock exchange or quotation system on which the shares are listed or quoted, and any other applicable laws, including tax laws, of any U.S. or non-U.S. jurisdictions where Awards are, or will be, granted under the Plan.

2.3 “Award” means any award under the Plan of any Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Award, Other Stock-Based Award or Other Cash-Based Award. All Awards shall be granted by, confirmed by, and subject to the terms and conditions of, a written agreement executed by the Company and the Participant.

2.4 “Award Agreement” means the written or electronic agreement, contract, certificate, or other instrument or document evidencing the terms and conditions of an individual Award. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination of Employment or Termination of Consultancy, the following: (a) in the case where there is no employment agreement, offer letter, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” (or words of like import)), termination due to a Participant’s insubordination, dishonesty, fraud, incompetence, moral turpitude, willful misconduct, refusal to perform the Participant’s duties or responsibilities for any reason other than illness or incapacity, repeated or material violation of any employment policy, violation or breach of any confidentiality agreement, work product agreement or other agreement between the Participant and the Company, or materially unsatisfactory performance of the Participant’s duties for the Company or an Affiliate, as determined by the Committee in its good faith discretion; or (b) in the case where there is an employment agreement, offer letter, consulting agreement, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “cause” (or words of like import), “cause” as defined under such agreement; provided, however, that with regard to any agreement under which the definition of “cause” only applies on occurrence of a change in control, such definition of “cause” shall not apply until a change in control actually takes place and then only with regard to a termination thereafter. With respect to a Participant’s Termination of Directorship, “cause” means an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

2.7 “Change in Control” has the meaning set forth in 11.2.

2.8 “Change in Control Price” has the meaning set forth in Section 11.1.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision and any guidance and treasury regulation promulgated thereunder.

2.10 “Committee” means any committee of the Board duly authorized by the Board to administer the Plan. If no committee is duly authorized by the Board to administer the Plan, the term “Committee” shall be deemed to refer to the Board for all purposes under the Plan. The Board may abolish any Committee or re-vest in itself any previously delegated authority from time to time, and will retain the right to exercise the authority of the Committee to the extent consistent with Applicable Law.

2.11 “Common Stock” means the Class A common stock, $0.001 par value per share, of the Company.

2.12 “Company” means Ladder Capital Corp, a Delaware corporation, and its successors by operation of law.

2.13 “Consultant” means any natural person who is an advisor, consultant or other service provider to the Company or its Affiliates.

2.14 “Disability” means, unless otherwise determined by the Committee in the applicable Award Agreement, with respect to a Participant’s Termination, a permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability. Notwithstanding the foregoing, for Awards that are subject to Section 409A of the Code, Disability shall mean that a Participant is disabled under Section 409A(a)(2)(C)(i) or (ii) of the Code.

2.15 “Effective Date” means the effective date of the Plan as defined in Article XV.

2.16 “Eligible Employees” means each employee of the Company or an Affiliate.

2.17 “Eligible Individual” means an Eligible Employee, Non-Employee Director or Consultant who is designated by the Committee in its discretion as eligible to receive Awards subject to the terms and conditions set forth herein.

2.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.19 “Fair Market Value” means, for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, as of any date and except as provided below, the last sales price reported for the Common Stock on the applicable date (or on the last preceding trading date if Shares were not traded on such date): (a) as reported on the principal national securities exchange in the United States on which it is then traded or (b) if the Common Stock is not traded, listed or otherwise reported or quoted, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate taking into account the requirements of Section 409A of the Code. For purposes of the grant of any Award, the applicable date shall be the trading day immediately prior to the date on which the Award is granted. For purposes of the exercise of any Award, the applicable date shall be the date a notice of exercise is received by the Committee or, if not a day on which the applicable market is open, the next day that it is open.

2.20 “Family Member” means “family member” as defined in Section A.1.(a)(5) of the general instructions of Form S-8.

2.21 “GAAP” means generally accepted accounting principles.

2.22 “Good Reason” means, with respect to a Participant’s Termination of Employment: (a) in the case where there is no employment agreement, offer letter, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award (or where there is such an agreement but it does not define “good reason” (or words or a concept of like import)), a voluntary termination due to good reason, as the Committee, in its sole discretion, decides to treat as a Good Reason termination; or (b) in the case where there is an employment agreement, offer letter, change in control agreement or similar agreement in effect between the Company or an Affiliate and the Participant at the time of the grant of the Award that defines “good reason” (or words or a concept of like import), a termination due to good reason (or words or a concept of like import), as defined in such agreement at the time of the grant of the Award.

2.23 “Incentive Stock Option” means any Stock Option awarded to an Eligible Employee who is an employee of the Company, its Subsidiaries or its Parents (if any) under the Plan and that is intended to be, and designated as, an “Incentive Stock Option” within the meaning of Section 422 of the Code.

2.24 “Lead Underwriter” has the meaning set forth in Section 14.21.

2.25 “Lock-Up Period” has the meaning set forth in Section 14.21.

2.26 “Non-Employee Director” means a member of the Board or the board of directors of an Affiliate who is not an active employee of the Company or an Affiliate.

2.27 “Non-Qualified Stock Option” means any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.28 “Non-Tandem Stock Appreciation Right” shall mean the right to receive an amount in cash and/or Shares equal to the difference between (x) the Fair Market Value of a Share on the date such right is exercised, and (y) the aggregate exercise price of such right.

2.29 “Other Cash-Based Award” means an Award granted pursuant to Section 10.3 of the Plan and payable in cash at such time or times and subject to such terms and conditions as determined by the Committee in its sole discretion.

2.30 “Other Stock-Based Award” means an Award under Article X of the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Shares, including, without limitation, an Award valued by reference to an Affiliate.

2.31 “Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.32 “Participant” means an Eligible Individual to whom an Award has been granted pursuant to the Plan.

2.33 “Performance Award” means an Award granted to a Participant pursuant to Article IX of the Plan contingent upon achieving certain Performance Goals.

2.34 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable or distributable, which are based on performance criteria selected by the Committee.

2.35 “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

2.36 “Plan” means this Ladder Capital Corp 2023 Omnibus Incentive Plan, as amended from time to time.

2.37 “Prior Plan” has the meaning set forth in Article I.

2.38 “Prior Plan Award” means an award outstanding under the Prior Plan as of the Effective Date.

2.39 “Proceeding” has the meaning set forth in Section 14.10.

2.40 “Reference Stock Option” has the meaning set forth in Section 7.1.

2.41 “Restricted Stock” means an Award of Shares under the Plan that is subject to restrictions under Article VIII.

2.42 “Restriction Period” has the meaning set forth in Section 8.3(a) with respect to Restricted Stock.

2.43 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provision.

2.44 “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.45 “Securities Act” means the Securities Act of 1933, as amended and all rules and regulations promulgated thereunder. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation or interpretation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.46 “Share” means a share of Common Stock.

2.47 “Stock Appreciation Right” shall mean the right pursuant to an Award granted under Article VII.

2.48 “Stock Option” or “Option” means any option to purchase Shares granted to Eligible Individuals granted pursuant to Article VI.

2.49 “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.50 “Substitute Award” has the meaning set forth in Section 4.1(b).

2.51 “Tandem Stock Appreciation Right” shall mean the right to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or Shares equal to the difference between (i) the Fair Market Value on the date such Stock Option (or such portion thereof) is surrendered, of the Shares covered by such Stock Option (or such portion thereof), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

2.52 “Ten Percent Stockholder” means a person owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Subsidiaries or its Parents.

2.53 “Termination” means a Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable.

2.54 “Termination of Consultancy” means: (a) that the Consultant is no longer acting as an advisor, consultant or other service provider to the Company or an Affiliate; or (b) when an entity which is retaining a Participant as a Consultant ceases to be an Affiliate unless the Participant otherwise is, or thereupon becomes, a Consultant to the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that a Consultant becomes an Eligible Employee or a Non-Employee Director upon the termination of such Consultant’s consultancy, unless otherwise determined by the Committee, in its sole discretion, no Termination of Consultancy shall be deemed to occur until such time as such Consultant is no longer a Consultant, an Eligible Employee or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Consultancy in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Consultancy thereafter, provided that any such change to the definition of the term “Termination of Consultancy” does not subject the applicable Award to Section 409A of the Code.

2.55 “Termination of Directorship” means that the Non-Employee Director has ceased to be a director of the Company or an Affiliate; except that if a Non-Employee Director becomes an Eligible Employee or a Consultant upon the termination of such Non-Employee Director’s directorship, such Non-Employee Director’s ceasing to be a director of the Company shall not be treated as a Termination of Directorship unless and until the Participant has a Termination of Employment or Termination of Consultancy, as the case may be.

2.56 “Termination of Employment” means: (a) a termination of employment (for reasons other than a military or personal leave of absence approved by the Company) of a Participant from the Company or an Affiliate; or (b) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, employed by the Company or another Affiliate at the time the entity ceases to be an Affiliate. In the event that an Eligible Employee becomes a Consultant or a Non-Employee Director upon the termination of such Eligible Employee’s employment, unless otherwise determined by the Committee, in its sole discretion, no Termination of Employment shall be deemed to occur until such time as such Eligible Employee is no longer an Eligible Employee, a Consultant or a Non-Employee Director. Notwithstanding the foregoing, the Committee may otherwise define Termination of Employment in the Award Agreement or, if no rights of a Participant are reduced, may otherwise define Termination of Employment thereafter, provided that any such change to the definition of the term “Termination of Employment” does not subject the applicable Award to Section 409A of the Code.

2.57 “Transfer” means: (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law). “Transferred” and “Transferable” shall have a correlative meaning.

ARTICLE III

ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee. To the extent required by Applicable Law, it is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3(b)(3), and (b) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2 Grants of Awards. Subject to the terms of the Plan and Applicable Law, the Committee shall have full authority to grant Awards to Eligible Individuals under the Plan. In particular, the Committee shall have the authority:

(a)  to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

(b)  to determine whether and to what extent Awards, or any combination thereof, are to be granted hereunder to one or more Eligible Individuals;

(c)  to determine the number of Shares to be covered by each Award granted hereunder;

(d)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder (including, but not limited to, the exercise or purchase price (if any), any restriction or limitation, any vesting schedule (or acceleration thereof), or any forfeiture restrictions or waiver thereof, regarding any Award and the Shares relating thereto, based on such factors, if any, as the Committee shall determine, in its sole discretion);

(e)  to determine the amount of cash to be covered by each Award granted hereunder;

(f)  to determine whether, to what extent and under what circumstances grants of Options and other Awards under the Plan are to operate on a tandem basis and/or in conjunction with or apart from other awards made by the Company outside of the Plan;

(g)  to determine whether and under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

(h)  to determine whether a Stock Option is an Incentive Stock Option or Non-Qualified Stock Option;

(i)  to determine whether to require a Participant, as a condition of the granting of any Award, to not sell or otherwise dispose of Shares acquired pursuant to the exercise or vesting of an Award for a period of time as determined by the Committee, in its sole discretion, following the date of the acquisition of such Award or Shares;

(j)  to modify, extend or renew an Award, subject to Article XII and Section 6.4(1); and

(k)  solely to the extent permitted by Applicable Law, to determine whether, to what extent and under what circumstances to provide loans (which may be on a recourse basis and shall bear interest at the rate the Committee shall provide) to Participants in order to exercise Options under the Plan.

3.3 Guidelines. Subject to Article XII hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its responsibilities (to the extent permitted by Applicable Law and applicable stock exchange rules), as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements or sub-plans relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to effectuate the purpose and intent of the Plan. The Committee may adopt special rules, sub-plans, guidelines and provisions for persons who are residing in or employed in, or subject to, the taxes of, any domestic or foreign jurisdictions to satisfy or accommodate applicable foreign laws or to qualify for preferred tax treatment of such domestic or foreign jurisdictions.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors and assigns.

3.5 Procedures. If the Committee is appointed, the Board shall designate one of the members of the Committee as chairperson and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places as it shall deem advisable, including, without limitation, by telephone conference or by written consent to the extent permitted by Applicable Law. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the Committee members in accordance with the By-Laws of the Company, shall be fully effective as if it had been made by a vote at a meeting duly called and held. The Committee shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

3.6 Designation of Consultants/Liability; Delegation of Authority.

(a)  The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and (to the extent permitted by Applicable Law) may grant authority to officers of the Company to grant Awards and/or execute agreements or other documents on behalf of the Committee.

(b)  The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to sub-section (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by Applicable Law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(c)  The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, that such delegation does not (i) violate Applicable Law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan; provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Shares.

3.7 Indemnification. To the maximum extent permitted by Applicable Law and the Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance directly insuring such person, each officer or employee of the Company or any Affiliate and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, employee’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any right of indemnification the employees, officers, directors or members or former officers, directors or members may have under Applicable Law or under the Certificate of Incorporation or By-Laws of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to such individual under the Plan.

ARTICLE IV
SHARE LIMITATION

4.1 Shares.

(a) Share Reserve. The aggregate number of Shares that may be issued or used for reference purposes or with respect to which Awards may be granted under the Plan shall not exceed 3,000,000 Shares (subject to any increase or decrease pursuant to Section 4.2 of the Plan), plus an additional amount, not to exceed 10,253,867 Shares, remaining available for new awards under the Prior Plan as of the Effective Date (together, the “Share Reserve”), which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company or both. The maximum number of Shares with respect to which Incentive Stock Options may be granted under the Plan shall be equal to the Share Reserve. To the extent that an Award or a Prior Plan Award expires or is canceled, forfeited, or terminated for any reason without issuance of the full number of Shares to which the Award or the Prior Plan Award related, the number of unissued Shares underlying such Award or Prior Plan Award will be added back to the Share Reserve. Any Award settled in cash will not count against the Share Reserve. Notwithstanding anything to the contrary contained herein, the following Shares subject to an Award or a Prior Plan Award shall not be added back to the Share Reserve: (i) any Shares delivered, withheld or surrendered in payment of any exercise or purchase price of a Stock Option or Stock Appreciation Right, (ii) any Shares delivered, withheld or surrendered to satisfy any tax withholding obligations, (iii) any Shares repurchased on the open market with the proceeds from the exercise or purchase price of a Stock Option or Stock Appreciation Right, and (iv) any Shares covered by a stock-settled Stock Appreciation Right or other Awards or Prior Plan Awards that were not issued upon the settlement of the Award or the Prior Plan Award.

(b) Substitute Awards. Awards may be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards will not count against the Share Reserve; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Stock Options intended to qualify as Incentive Stock Options will count against the Incentive Stock Option limit above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may, if and to the extent determined by the Board and subject to compliance with applicable stock exchange requirements, be used for Awards under the Plan and shall not reduce the Share Reserve; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not, prior to such acquisition or combination, employed by (and who were not non-employee directors or other service providers of) the Company or any Subsidiary immediately prior to such acquisition or combination.

(c) Annual Non-Employee Director Award Limitation. The maximum value of Awards granted during any calendar year to any Non-Employee Director may not exceed, when taken together with any cash fees paid to such Non-Employee Director during such calendar year for such individual’s service on the Board, $750,000 in total value (based on the Fair Market Value of the Shares underlying the Award as of the grant date for Restricted Stock Awards and Other Stock-Based Awards, and based on the grant date fair value for accounting purposes for Stock Options and Stock Appreciation Rights); provided, that for any calendar year in which a Non-Employee Director (i) first commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairperson of the Board, such limit shall be $1,000,000.

4.2 Adjustments.

(a)  The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger or consolidation of the Company or any Affiliate, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, (iv) the dissolution or liquidation of the Company or any Affiliate, (v) any sale or transfer of all or part of the assets or business of the Company or any Affiliate or (vi) any other corporate act or proceeding.

(b)  Subject to the provisions of Section 11.1 of the Plan:

(i)  If the Company at any time subdivides (by any split, recapitalization or otherwise) the outstanding Shares into a greater number of Shares, or combines (by reverse split, combination or otherwise) its outstanding Shares into a lesser number of Shares, then the respective exercise prices for outstanding Awards that provide for a Participant-elected exercise and the number of Shares covered by outstanding Awards shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(ii)  Excepting transactions covered by Section 4.2(b)(i) hereof, if the Company effects any merger, consolidation, statutory exchange, spin-off, reorganization, sale or transfer of all or substantially all the Company’s assets or business, or other corporate transaction or event in such a manner that the Company’s outstanding Shares are converted into the right to receive (or the holders of Common Stock are entitled to receive in exchange therefor), either immediately or upon liquidation of the Company, securities or other property of the Company or other entity, then, subject to the provisions of Section 11.1 of the Plan, (A) the aggregate number or kind of securities that thereafter may be issued under the Plan, (B) the number or kind of securities or other property (including cash) to be issued pursuant to Awards granted under the Plan (including as a result of the assumption of the Plan and the obligations hereunder by a successor entity, as applicable), or (C) the exercise or purchase price thereof, shall be appropriately adjusted by the Committee to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iii)  If there shall occur any change in the capital structure of the Company other than those covered by Section 4.2(b)(i) or 4.2(b)(ii) hereof, including by reason of any extraordinary dividend (whether cash or equity), any conversion, any adjustment, any issuance of any class of securities convertible or exercisable into, or exercisable for, any class of equity securities of the Company, then the Committee shall adjust any Award and make such other adjustments to the Plan to prevent dilution or enlargement of the rights granted to, or available for, Participants under the Plan.

(iv)  The Committee may adjust the Performance Goals applicable to any Awards to reflect any unusual or non-recurring events and other extraordinary items, impact of charges for restructurings, discontinued operations and the cumulative effects of accounting or tax changes, each as defined by GAAP or as identified in the Company’s financial statements, notes to the financial statements, management’s discussion and analysis or other Company public filing.

(v)  Any such adjustment determined by the Committee pursuant to this Section 4.2(b) shall be final, binding and conclusive on the Company and all Participants and their respective heirs, executors, administrators, successors and permitted assigns. Any adjustment to, or assumption or substitution of, an Award under this Section 4.2(b) shall be intended to comply with the requirements of Section 409A of the Code and Treasury Regulation §1.424-1 (and any amendments thereto), to the extent applicable. Except as expressly provided in this Section 4.2 or in the applicable Award Agreement, a Participant shall have no additional rights under the Plan by reason of any transaction or event described in this Section 4.2.

4.3 Minimum Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued Shares are issued under the Plan, such Shares shall not be issued for a consideration that is less than as permitted under Applicable Law.

4.4 Dividends and Dividend Equivalents. Any dividend or dividend equivalent credited with respect to an Award (except for dividends paid following the grant of unrestricted (i.e., fully vested) Shares) shall be subject to restrictions and a risk of forfeiture to the same extent as the Award with respect to which such Shares or other property has been distributed and shall not be delivered unless and until such Award has vested and been earned.

ARTICLE V

ELIGIBILITY

5.1 General Eligibility. All current and prospective Eligible Individuals are eligible to be granted Awards. Eligibility for the grant of Awards and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. Notwithstanding the foregoing, only Eligible Employees who are employees of the Company, its Subsidiaries or its Parents (if any) are eligible to be granted Incentive Stock Options under the Plan. Eligibility for the grant of an Incentive Stock Option and actual participation in the Plan shall be determined by the Committee in its sole discretion.

5.3 General Requirement. The vesting and exercise of Awards granted to a prospective Eligible Individual are conditioned upon such individual actually becoming an Eligible Employee, Consultant or Non-Employee Director, as applicable.

ARTICLE VI
STOCK OPTIONS

6.1 Options. Stock Options may be granted alone or in addition to other Awards granted under the Plan. Each Stock Option granted under the Plan shall be of one of two types: (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options; provided, however, that Incentive Stock Options may only be granted to an Eligible Employee who is an employee of the Company, its Subsidiaries or its Parents (if any). The Committee shall have the authority to grant any Consultant or Non-Employee Director one or more Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422.

6.4 Terms of Options. Options granted under the Plan shall be evidenced by an Award Agreement and subject to the following terms and conditions and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)  Exercise Price. The exercise price per Share subject to a Stock Option shall be determined by the Committee at the time of grant; provided, that the per Share exercise price of a Stock Option shall not be less than 100% (or, in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, 110%) of the Fair Market Value of the Shares at the time of grant.

(b)  Stock Option Term. The term of each Stock Option shall be fixed by the Committee; provided. that no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted; provided, further, that the term of an Incentive Stock Option granted to a Ten Percent Stockholder shall not exceed five (5) years.

(c)  Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 6.4, Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any Stock Option is exercisable subject to certain limitations (including, without limitation, that such Stock Option is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after the time of grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such Stock Option may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)  Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 6.4(c) hereof, to the extent vested, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise (which may be electronic) to the Company specifying the number of Shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price as follows: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) solely to the extent permitted by Applicable Law, if the Shares are traded on a national securities exchange, and the Committee authorizes, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, with the consent of the Committee, having the Company withhold Shares issuable upon exercise of the Stock Option, or by payment in full or in part in the form of Shares owned by the Participant, based on the Fair Market Value of the Shares on the payment date as determined by the Committee). No Shares shall be issued until payment therefor, as provided herein, has been made or provided for by the Participant.

(e)  Non-Transferability of Options. No Stock Option shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant. Notwithstanding the foregoing, the Committee may determine, in its sole discretion, at the time of grant or thereafter that a Non-Qualified Stock Option that is otherwise not Transferable pursuant to this Section 6.4(e) is Transferable to a Family Member in whole or in part and in such circumstances, and under such conditions, as specified by the Committee. A Non-Qualified Stock Option that is Transferred to a Family Member pursuant to the preceding sentence (i) may not be subsequently Transferred other than by will or by the laws of descent and distribution and (ii) remains subject to the terms of the Plan and the applicable Award Agreement. Any Shares acquired upon the exercise of a Non-Qualified Stock Option by a permissible transferee of a Non-Qualified Stock Option or a permissible transferee pursuant to a Transfer after the exercise of the Non-Qualified Stock Option shall be subject to the terms of the Plan and the applicable Award Agreement.

(f)  Termination by Death or Disability. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by reason of death or Disability, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant (or in the case of the Participant’s death, by the legal representative of the Participant’s estate) at any time within a period of one (1) year from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options; provided, however, that, in the event of a Participant’s Termination by reason of Disability, if the Participant dies within such exercise period, all unexercised Stock Options held by such Participant shall thereafter be exercisable, to the extent to which they were exercisable at the time of death, for a period of one (1) year from the date of such death, but in no event beyond the expiration of the stated term of such Stock Options.

(g)  Involuntary Termination Without Cause or for Good Reason. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is by involuntary termination by the Company without Cause or by the Participant for Good Reason, all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of six (6) months from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(h)  Voluntary Resignation. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination is voluntary without Good Reason (other than a voluntary termination described in Section 6.4(i)(y) hereof), all Stock Options that are held by such Participant that are vested and exercisable at the time of the Participant’s Termination may be exercised by the Participant at any time within a period of thirty (30) days from the date of such Termination, but in no event beyond the expiration of the stated term of such Stock Options.

(i)  Termination for Cause. Unless otherwise provided in the applicable Award Agreement or otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, if a Participant’s Termination (x) is for Cause or (y) is a voluntary Termination (as provided in Section 6.4(h) hereof) after the occurrence of an event that would be grounds for a Termination for Cause, all Stock Options, whether vested or not vested, that are held by such Participant shall thereupon immediately terminate and expire as of the date of such Termination.

(j)  Unvested Stock Options. Unless otherwise determined by the Committee at the time of grant, or if no rights of the Participant are reduced, thereafter, Stock Options that are not vested as of the date of a Participant’s Termination for any reason shall terminate and expire as of the date of such Termination.

(k)  Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or any Parent exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or any Parent at all times from the time an Incentive Stock Option is granted until three (3) months prior to the date of exercise thereof (or such other period as required by Applicable Law), such Stock Option shall be treated as a Non-Qualified Stock Option. Should any provision of the Plan not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

(l)  Form, Modification, Extension and Renewal of Stock Options. Subject to the terms and conditions and within the limitations of the Plan, Stock Options shall be evidenced by such form of Award Agreement as is approved by the Committee, and the Committee may (i) modify, extend or renew outstanding Stock Options granted under the Plan (provided that the rights of a Participant are not reduced without such Participant’s consent and provided further that such action does not subject the Stock Options to Section 409A of the Code without the consent of the Participant), and (ii) accept the surrender of outstanding Stock Options (to the extent not theretofore exercised) and authorize the granting of new Stock Options in substitution therefor (to the extent not theretofore exercised). Substitute Awards that are Stock Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a Share on the date of the substitution if such substitution complies with Section 409A of the Code and other Applicable Law. Notwithstanding any other term or condition of the Plan, except in connection with a corporate transaction involving the Company in accordance with Section 4.2 hereof, the repricing of Stock Options is prohibited without prior approval of the stockholders of the Company. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (x) any action that is treated as a “repricing” under GAAP and (y) repurchasing for cash or canceling an Option at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award. A cancellation and exchange under clause (y) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Participant.

(m)  Early Exercise. The Committee may provide that a Stock Option include a provision whereby the Participant may elect at any time before the Participant’s Termination to exercise the Stock Option as to any part or all of the Shares subject to the Stock Option prior to the full vesting of the Stock Option and such shares shall be subject to the provisions of Article VIII and be treated as Restricted Stock. Unvested Shares so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Committee determines to be appropriate.

(n)  Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Non-Qualified Stock Option on a cashless basis on the last day of the term of such Option if the Participant has failed to exercise the Non-Qualified Stock Option as of such date, with respect to which the Fair Market Value of the Shares underlying the Non-Qualified Stock Option exceeds the exercise price of such Non-Qualified Stock Option on the date of expiration of such Option, subject to Section 14.4. Stock Options may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate.

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Tandem Stock Appreciation Rights. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option (a “Reference Stock Option”) granted under the Plan (“Tandem Stock Appreciation Rights”). In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Reference Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Reference Stock Option.

7.2 Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)  Exercise Price. The exercise price per Share subject to a Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, that the per Share exercise price of a Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Shares at the time of grant; provided, further, that the per Share exercise price of a Tandem Stock Appreciation Right shall not be less than the per Share exercise price of the Reference Stock Option.

(b)  Term. A Tandem Stock Appreciation Right or applicable portion thereof granted with respect to a Reference Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the Reference Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Tandem Stock Appreciation Right granted with respect to less than the full number of Shares covered by the Reference Stock Option shall not be reduced until, and then only to the extent that the exercise or termination of the Reference Stock Option causes, the number of Shares covered by the Tandem Stock Appreciation Right to exceed the number of Shares remaining available and unexercised under the Reference Stock Option.

(c)  Exercisability. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Reference Stock Options to which they relate shall be exercisable in accordance with the provisions of Article VI, and shall be subject to the provisions of Section 6.4(c) hereof.

(d)  Method of Exercise. A Tandem Stock Appreciation Right may be exercised by the Participant by surrendering the applicable portion of the Reference Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in this Section 7.2. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent that the related Tandem Stock Appreciation Rights have been exercised.

(e)  Payment. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive up to, but no more than, an amount in cash and/or Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one Share over the Option exercise price per share specified in the Reference Stock Option agreement multiplied by the number of Shares in respect of which the Tandem Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(f)  Deemed Exercise of Reference Stock Option. Upon the exercise of a Tandem Stock Appreciation Right, the Reference Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article IV of the Plan on the number of Shares to be issued under the Plan.

(g)  Non-Transferability. Tandem Stock Appreciation Rights shall be Transferable only when and to the extent that the underlying Stock Option would be Transferable under Section 6.4(e) of the Plan.

7.3 Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights may also be granted without reference to any Stock Options granted under the Plan.

7.4 Terms and Conditions of Non-Tandem Stock Appreciation Rights. Non-Tandem Stock Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)  Exercise Price. The exercise price per Share subject to a Non-Tandem Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, that the per Share exercise price of a Non-Tandem Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Shares at the time of grant.

(b)  Term. The term of each Non-Tandem Stock Appreciation Right shall be fixed by the Committee, but shall not be greater than ten (10) years after the date the right is granted.

(c)  Exercisability. Unless otherwise provided by the Committee in accordance with the provisions of this Section 7.4, Non-Tandem Stock Appreciation Rights granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the time of grant. If the Committee provides, in its discretion, that any such right is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at or after grant in whole or in part (including, without limitation, waiver of the installment exercise provisions or acceleration of the time at which such right may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(d)  Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under Section 7.4(c), Non-Tandem Stock Appreciation Rights may be exercised in whole or in part at any time in accordance with the applicable Award Agreement, by giving written notice of exercise (which may be electronic) to the Company specifying the number of Non-Tandem Stock Appreciation Rights to be exercised.

(e)  Payment. Upon the exercise of a Non-Tandem Stock Appreciation Right a Participant shall be entitled to receive, for each right exercised, up to, but no more than, an amount in cash and/or Shares (as chosen by the Committee in its sole discretion) equal in value to the excess of the Fair Market Value of one Share on the date that the right is exercised over the Fair Market Value of one Share on the date that the right was awarded to the Participant.

(f)  Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the provisions of the applicable Award Agreement and the Plan, upon a Participant’s Termination for any reason, Non-Tandem Stock Appreciation Rights will remain exercisable following a Participant’s Termination on the same basis as Stock Options would be exercisable following a Participant’s Termination in accordance with the provisions of Sections 6.4(f) through 6.4(j).

(g) Non-Transferability. No Non-Tandem Stock Appreciation Rights shall be Transferable by the Participant other than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant’s lifetime, only by the Participant.

7.5 Other Terms and Conditions. The Committee may include a provision in an Award Agreement providing for the automatic exercise of a Stock Appreciation Right on a cashless basis on the last day of the term of such Stock Appreciation Right if the Participant has failed to exercise the Stock Appreciation Right as of such date, with respect to which the Fair Market Value of the Shares underlying the Stock Appreciation Right exceeds the exercise price of such Stock Appreciation Right on the date of expiration of such Stock Appreciation Right, subject to Section 14.4 hereof. Stock Appreciation Rights may contain such other provisions, which shall not be inconsistent with any of the terms of the Plan, as the Committee shall deem appropriate. Notwithstanding any other term or condition of the Plan, except in connection with a corporate transaction involving the Company in accordance with Section 4.2 hereof, the repricing of Stock Appreciation Rights is prohibited without prior approval of the stockholders of the Company. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (x) any action that is treated as a “repricing” under GAAP and (y) repurchasing for cash or canceling a Stock Appreciation Right at a time when its exercise price is greater than the Fair Market Value of the underlying Shares in exchange for another Award. A cancellation and exchange under clause (y) would be considered a “repricing” regardless of whether it is treated as a “repricing” under GAAP and regardless of whether it is voluntary on the part of the Participant.

ARTICLE VIII

RESTRICTED STOCK

8.1 Awards of Restricted Stock. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the Eligible Individuals, to whom, and the time or times at which, grants of Restricted Stock shall be made, the number of shares to be awarded, the price (if any) to be paid by the Participant (subject to Section 8.2 hereof), the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Awards. The Committee shall determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock Award, subject to the conditions and limitations contained in the Plan, including any vesting or forfeiture conditions during the applicable restriction period. The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance targets (including, the Performance Goals) or such other factor as the Committee may determine in its sole discretion.

8.2 Awards and Certificates. Eligible Individuals selected to receive Restricted Stock shall not have any right with respect to such Award, unless and until such Participant has delivered a fully executed copy of the agreement evidencing the Award to the Company, to the extent required by the Committee, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a)  Purchase Price. The purchase price of Restricted Stock shall be fixed by the Committee. Subject to Section 4.3 hereof, the purchase price for shares of Restricted Stock may be zero to the extent permitted by Applicable Law, and, to the extent not so permitted, such purchase price may not be less than par value.

(b)  Acceptance. Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock Award Agreement and by paying whatever price (if any) the Committee has designated thereunder.

(c)  Legend. Each Participant receiving Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall, in addition to such legends required by applicable securities laws, bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Ladder Capital Corp (the “Company”) 2023 Omnibus Incentive Plan (the “Plan”) and an Agreement entered into between the registered owner and the Company dated [ ]. Copies of such Plan and Agreement are on file at the principal office of the Company.”

(d)  Custody. If stock certificates are issued in respect of shares of Restricted Stock, the Committee may require that any stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a duly signed stock power or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event that such Award is forfeited in whole or part.

8.3 Restrictions and Conditions. Restricted Stock Awards granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)  Restriction Period.

(i) The Participant shall not be permitted to Transfer shares of Restricted Stock awarded under the Plan during the period or periods set by the Committee (the “Restriction Period”) commencing on the date of such Award, as set forth in the applicable Award Agreement, and such Award Agreement shall set forth a vesting schedule and any event that would accelerate vesting of the shares of Restricted Stock. Within these limits, based on service, attainment of Performance Goals pursuant to Section 8.3(a)(ii) hereof and/or such other factors or criteria as the Committee may determine in its sole discretion, the Committee may condition the grant or provide for the lapse of such restrictions in installments in whole or in part, or may accelerate the vesting of all or any part of any Restricted Stock Award and/or waive the deferral limitations for all or any part of any Restricted Stock Award.

(ii) If the grant of shares of Restricted Stock or the lapse of restrictions is based on the attainment of Performance Goals, the Committee shall establish the objective Performance Goals and the applicable vesting percentage of the Restricted Stock applicable to each Participant or class of Participants in writing prior to the beginning of the applicable fiscal year or at such later date as otherwise determined by the Committee and while the outcome of the Performance Goals are substantially uncertain. Such Performance Goals may incorporate provisions for disregarding (or adjusting for) changes in accounting methods, corporate transactions (including, without limitation, dispositions and acquisitions) and other similar type events or circumstances.

(b)  Rights as a Stockholder. Except as provided in Section 8.3(a) hereof and this Section 8.3(b), or as otherwise determined by the Committee in an Award Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including, without limitation, the right to vote such shares, the right to receive dividends or distributions (subject to Section 4.4 hereof), and, subject to and conditioned upon the full vesting of the shares of Restricted Stock, the right to tender such shares.

(c)  Termination. Unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, subject to the applicable provisions of the Award Agreement and the Plan, upon a Participant’s Termination for any reason during the relevant Restriction Period, all Restricted Stock still subject to restriction will be forfeited in accordance with the terms and conditions established by the Committee at grant or thereafter.

(d)  Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant. All legends shall be removed from said certificates at the time of delivery to the Participant, except as otherwise required by Applicable Law or other limitations imposed by the Committee.

ARTICLE IX

PERFORMANCE AWARDS

The Committee may grant a Performance Award to a Participant payable upon the attainment of specific Performance Goals either alone or in addition to other Awards granted under the Plan. The Performance Goals to be achieved during the Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The conditions for grant or vesting and the other provisions of Performance Awards (including, without limitation, any applicable Performance Goals) need not be the same with respect to each Participant. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the applicable Award Agreement.

ARTICLE X

OTHER STOCK-BASED AND CASH-BASED AWARDS

10.1 Other Stock-Based Awards. The Committee is authorized to grant to Eligible Individuals Other Stock-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, including but not limited to, Shares awarded purely as a bonus and not subject to restrictions or conditions, Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or an Affiliate, stock equivalent units, restricted stock units, and Awards valued by reference to book value of Shares. Other Stock-Based Awards may be granted either alone or in addition to or in tandem with other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall have authority to determine the Eligible Individuals, to whom, and the time or times at which, such Awards shall be made, the number of Shares to be awarded pursuant to such Awards, and all other conditions of the Awards. The Committee may also provide for the grant of Shares under such Awards upon the completion of a specified Performance Period. The Committee may condition the grant or vesting of Other Stock-Based Awards upon the attainment of specified Performance Goals as the Committee may determine, in its sole discretion.

10.2 Terms and Conditions. Other Stock-Based Awards granted under the Plan shall be evidenced by an Award Agreement and subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, and the following:

(a)  Non-Transferability. Subject to the applicable provisions of the Award Agreement and the Plan, Shares subject to Awards made under this Article X may not be Transferred prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b)  Vesting. Any Award under this Article X and any Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(c)  Price. Shares under this Article X may be issued for no cash consideration. Shares purchased pursuant to a purchase right awarded under this Article X shall be priced, as determined by the Committee in its sole discretion.

10.3 Other Cash-Based Awards. The Committee may from time to time grant Other Cash-Based Awards to Eligible Individuals in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by Applicable Law, as it shall determine in its sole discretion. Other Cash-Based Awards may be granted subject to the satisfaction of vesting conditions or may be awarded purely as a bonus and not subject to restrictions or conditions, and if subject to vesting conditions, the Committee may accelerate the vesting of such Awards at any time in its sole discretion. The grant of an Other Cash-Based Award shall not require a segregation of any of the Company’s assets for satisfaction of the Company’s payment obligation thereunder.

ARTICLE XI
CHANGE IN CONTROL PROVISIONS

11.1 Benefits. In the event of a Change in Control (as defined below), and except as otherwise provided by the Committee in an Award Agreement, a Participant’s unvested Awards shall not vest automatically and a Participant’s Awards shall be treated in accordance with one or more of the following methods as determined by the Committee:

(a)  Awards, whether or not then vested, shall be continued, assumed, or have new rights substituted therefor, as determined by the Committee in its sole discretion in a manner consistent with the requirements of Section 409A of the Code, and restrictions to which shares of Restricted Stock or any other Award granted prior to the Change in Control are subject shall not lapse upon a Change in Control and the Restricted Stock or other Award shall, where appropriate in the sole discretion of the Committee, receive the same distribution as other Shares on such terms as determined by the Committee; provided, that the Committee may decide to award additional Restricted Stock or other Awards in lieu of any cash distribution. Notwithstanding anything to the contrary herein, for purposes of Incentive Stock Options, any assumed or substituted Stock Option shall comply with the requirements of Treasury Regulation Section 1.424-1 (and any amendment thereto).

(b)  The Committee, in its sole discretion, may provide for the purchase of any Awards by the Company or an Affiliate for an amount of cash equal to the excess (if any) of the Change in Control Price (as defined below) of the Shares covered by such Awards, over the aggregate exercise price of such Awards. For purposes hereof, “Change in Control Price” shall mean the highest price per Share paid in any transaction related to a Change in Control of the Company.

(c)  The Committee may, in its sole discretion, terminate all outstanding and unexercised Stock Options, Stock Appreciation Rights, or any Other Stock-Based Award that provides for a Participant-elected exercise, effective as of the date of the Change in Control, by delivering notice of termination to each Participant at least twenty (20) days prior to the date of consummation of the Change in Control, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Change in Control, each such Participant shall have the right to exercise in full all of such Participant’s Awards that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Award Agreements), but any such exercise shall be contingent on the occurrence of the Change in Control; provided, that if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void.

(d)  Notwithstanding any other provision herein to the contrary, the Committee may, in its sole discretion, provide for accelerated vesting or lapse of restrictions of an Award at any time.

11.2 Change in Control. Unless otherwise determined by the Committee in the applicable Award Agreement or other written agreement with a Participant approved by the Committee, a “Change in Control” shall be deemed to occur if:

(a)  any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(b)  during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a), (c), or (d) of this Section 11.2 or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-l 1 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)  a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in Section 11.2(a) hereof) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or

(d)   a complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale.

Notwithstanding the foregoing, with respect to any Award that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of payment of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

ARTICLE XII

TERMINATION OR AMENDMENT OF PLAN

Notwithstanding any other provision of the Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any Applicable Law), or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant; provided, further, that without the approval of the holders of the Shares entitled to vote in accordance with Applicable Law, no amendment may be made that would (i) increase the aggregate number of Shares that may be issued under the Plan (except by operation of Section 4.2); (ii) change the classification of individuals eligible to receive Awards under the Plan; (iii) reduce the exercise price of any Stock Option or Stock Appreciation Right; (iv) grant a new Stock Option, Stock Appreciation Right, or other Award in substitution for, or upon the cancellation of, any previously granted Stock Option or Stock Appreciation Right that has the effect of reducing the exercise price thereof; (v) exchange any Stock Option or Stock Appreciation Right for Shares, cash, or other consideration when the exercise price per Share under such Stock Option or Stock Appreciation Right exceeds the Fair Market Value of a Share; or (vi) take any other action that would be considered a “repricing” of a Stock Option or Stock Appreciation Right under the applicable listing standards of the national exchange on which the Common Stock is listed (if any). In no event may the Plan be amended without the approval of the stockholders of the Company in accordance with the applicable laws of the State of Delaware to increase the aggregate number of shares of Common Stock that may be issued under the Plan, decrease the minimum exercise price of any Award, or to make any other amendment that would require stockholder approval under Financial Industry Regulatory Authority (FINRA) rules and regulations or the rules of any exchange or system on which the Company's securities are listed or traded at the request of the Company. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Award Agreement at any time without a Participant’s consent to comply with Applicable Law, including, without limitation, Section 409A of the Code. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Article IV or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

ARTICLE XIII
UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment as to which a Participant has a fixed and vested interest but which is not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any right that is greater than those of a general unsecured creditor of the Company.

ARTICLE XIV
GENERAL PROVISIONS

14.1 Legend. The Committee may require each person receiving Shares pursuant to a Stock Option or other Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on Transfer. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities exchange system upon whose system the Common Stock is then quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Shares are held in book-entry form, then the book-entry will indicate any restrictions on such Shares.

14.2 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

14.3 No Right to Employment/Directorship/Consultancy. Neither the Plan nor the grant of any Option or other Award hereunder shall give any Participant or other Eligible Employee, Consultant or Non-Employee Director any right with respect to continuance of employment, consultancy or directorship by the Company or any Affiliate, nor shall there be a limitation in any way on the right of the Company or any Affiliate by which an Eligible Employee is employed or a Consultant or Non-Employee Director is retained to terminate such employment, consultancy or directorship at any time.

14.4 Withholding of Taxes. A Participant shall be required to pay to the Company or one of its Affiliates, as applicable, or make arrangements satisfactory to the Company regarding the payment of, any income tax, social insurance contribution or other applicable taxes that are required to be withheld in respect of an Award. The Committee may (but is not obligated to), in its sole discretion, permit or require a Participant to satisfy all or any portion of the applicable taxes that are required to be withheld with respect to an Award by (a) the delivery of Shares (which are not subject to any pledge or other security interest) having an aggregate Fair Market Value equal to such withholding liability (or portion thereof); (b) having the Company withhold from the Shares otherwise issuable or deliverable to, or that would otherwise be retained by, the Participant upon the grant, exercise, vesting, or settlement of the Award, as applicable, a number of Shares with an aggregate Fair Market Value equal to the amount of such withholding liability; or (c) by any other means specified in the applicable Award Agreement or otherwise determined by the Committee.

14.5 Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards, or other securities or property shall be used or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited, or otherwise eliminated.

14.6 No Assignment of Benefits. No Award or other benefit payable under the Plan shall, except as otherwise specifically provided by law or permitted by the Committee, be Transferable in any manner, and any attempt to Transfer any such benefit shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

14.7 Listing and Other Conditions.

(a)  Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issuance of Shares pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option or other Award with respect to such shares shall be suspended until such listing has been effected.

(b)  If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Option or other Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act or otherwise, with respect to Shares or Awards, and the right to exercise any Option or other Award shall be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(c)  Upon termination of any period of suspension under this Section 14.7, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Award.

(d)  A Participant shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

14.8 Stockholders Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Shares pursuant to an Award under the Plan, to the extent required by the Committee, the Participant shall execute and deliver a stockholder’s agreement or such other documentation that shall set forth certain restrictions on transferability of the Shares acquired upon exercise or purchase, and such other terms as the Board or Committee shall from time to time establish. Such stockholder’s agreement or other documentation shall apply to the Shares acquired under the Plan and covered by such stockholder’s agreement or other documentation. The Company may require, as a condition of exercise, the Participant to become a party to any other existing stockholder agreement (or other agreement).

14.9 Governing Law. The Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

14.10 Jurisdiction; Waiver of Jury Trial. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

14.11 Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

14.12 Other Benefits. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

14.13 Costs. The Company shall bear all expenses associated with administering the Plan, including expenses of issuing Shares pursuant to Awards hereunder.

14.14 No Right to Same Benefits. The provisions of Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years.

14.15 Death/Disability. The Committee may in its discretion require the transferee of a Participant to supply it with written notice of the Participant’s death or Disability and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

14.16 Section 16(b) of the Exchange Act. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 14.16, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

14.17 Section 409A of the Code. The Plan and Awards are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any Award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in the Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with or be exempt from Section 409A of the Code and to the extent such provision cannot be amended to comply therewith or be exempt therefrom, such provision shall be null and void. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company. Notwithstanding any contrary provision in the Plan or Award Agreement, any payments) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.18 Successor and Assigns. The Plan shall be binding on all successors and permitted assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate.

14.19 Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

14.20 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipt thereof shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Board, the Company, its Affiliates and their employees, agents and representatives with respect thereto.

14.21 Lock-Up Agreement. As a condition to the grant of an Award, if requested by the Company and the lead underwriter of any public offering of the Shares (the “Lead Underwriter”), a Participant shall irrevocably agree not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise transfer or dispose of, any interest in any Shares or any securities convertible into, derivative of, or exchangeable or exercisable for, or any other rights to purchase or acquire Shares (except Shares included in such public offering or acquired on the public market after such offering) during such period of time following the effective date of a registration statement of the Company filed under the Securities Act that the Lead Underwriter shall specify (the “Lock-Up Period”). The Participant shall further agree to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and agree that the Company may impose stop-transfer instructions with respect to Shares acquired pursuant to an Award until the end of such Lock-Up Period.

14.22 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

14.23 Clawback. All Awards (including any proceeds, gains, or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company clawback or similar policy, including any clawback or similar policy adopted to comply with Applicable Law (including, without limitation, Section 10D of the Exchange Act and any rules or regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, and the listing standards of any national securities exchange or association on which the Company’s securities are listed) as set forth in such policy or the Award Agreement. A Participant’s acceptance of an Award will constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted before or after the Effective Date, and any Applicable Law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or Applicable Law, without further consideration or action.

14.24 Data Privacy.  As a condition of receipt of any Award, each Participant (a) explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, as further described in this Section 14.24 and any other grant materials, by the Company and its Affiliates, for the purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan; (b) understands that, in furtherance of such implementation, administration, and management of the Plan, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), and details of all Awards or other entitlements to Shares canceled, exercised, vested, unvested or outstanding in Participant’s favor (the “Data”); (c) understand that, in addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company and its Affiliates may each transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any broker with whom the Shares issued upon vesting of the Award may be deposited, and that these recipients may be located in Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country; and (d) authorizes the Company and such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan.  A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, require any necessary corrections to the Data to make such Data factually accurate, in any case without cost, by contacting Participant’s local human resources representative.  For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

ARTICLE XV

EFFECTIVE DATE OF PLAN

The Plan shall become effective on June 6, 2023, subject to the approval of the Plan by the stockholders of the Company in accordance with the requirements of the laws of the State of Delaware.

ARTICLE XVI

TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth (10th) anniversary of the earlier of the date that the Plan is adopted or the date of stockholder approval, but Awards granted prior to such tenth (10th) anniversary may extend beyond that date.